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                                                                    EXHIBIT 10.1

                         AMENDMENT TO RIGHTS AGREEMENT

          THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of May 10, 1996, is entered into by and between MDT Corporation, a Delaware Corporation (the "Company"), and Chemical Trust Company of California (the "Rights Agent").

          WHEREAS, the Company and the Rights Agent have entered into that certain Rights Agreement, dated as of February 12, 1990 and amended as of August 1, 1992 (the "Rights Agreement");

          WHEREAS, Pursuant to Section 26 of the Rights Agreement, prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company;

          WHEREAS, the Company desires to amend the Rights Agreement to prevent a tender offer (the "Offer") by Getinge Industrier A.B. ("Getinge") and a subsequent merger (the "Merger") of the Company with Getinge Acquisition, Inc. ("GAI"), made pursuant to the Agreement and Plan of Merger, dated as of May 12, 1996, by and among the Company, Getinge and GAI (the "Agreement"), to result in the occurrence of a Distribution Date, as such term is defined in the Rights Agreement; and

          WHEREAS, the Company desires to exempt Getinge and any of its affiliates from the definition of "Acquiring Person" to the extent, but only to the extent, they purchase shares of Common Stock of the Company pursuant to the Offer, the Merger or the Agreement;

          NOW THEREFORE, the parties hereto agree as follows:

          SECTION 1. AMENDMENT TO RIGHTS AGREEMENT. The Rights Agreement shall be amended as follows:

          A. Section 1 of the Rights Agreement is hereby amended by deleting therefrom the definition of the term "Acquiring Person" and substituting
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therefor, the following:

               "Acquiring Person" shall mean any Person who or which, alone or
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          together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (within the meaning of Section 1(b)) of a Substantial Block of Voting Stock, but shall not include (i) an Exempt Person, (ii) any Person who or which acquires a Substantial Block of Voting Stock in connection with a transaction or series of transactions approved by the Board of Directors in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company or (iii) Getinge Industrier A.B. ("Getinge") and any of its affiliates (collectively, the "Getinge Group");
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          provided however that the exemption stated in clause (iii) hereof shall only exist to the extent the Getinge Group becomes the Beneficial Owner of shares of Common Stock pursuant to the Agreement and Plan of Merger, by and between the Company, Getinge and Getinge Acquisition, Inc. ("GAI"), dated as of May 12, 1996."

          B. Section 3 of the Rights Agreement shall be amended by adding thereto a new paragraph immediately following the first full paragraph thereof which shall read in its entirety, as follows:

               "Nothwithstanding the foregoing and any other statements in this Rights Agreement to the contrary, a Distribution Date shall not occur on the tenth Business Day after a Stock Acquisition Date or an Offer Date, if, and only to the extent, such Stock Acquisition Date or such Offer Date results from an Offer to purchase shares of Common Stock or the Acquisition of shares of Common Stock by the Getinge Group in connection with the Agreement and Plan of Merger by and between the Company, Getinge and GAI, dated as of May 12, 1996."

          C. A new Section 35 is added to the Rights Agreement which shall read in its entirety, as follows:

          "Section 35. Termination.
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          This Agreement shall terminate upon the consummation of a merger between the Company and any member of the Getinge Group, if, and only if, such merger is consummated pursuant to the Agreement and Plan of Merger by and between the Company, Getinge and GAI, dated as of May 12, 1996."

          SECTION 2. COUNTERPARTS. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties hereto and delivered to the other party.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

                                   MDT CORPORATION



                                   By:/s/ J. Miles Branagan
                                   Name: J. Miles Branagan
                                   Title: President


                                   CHEMICAL TRUST COMPANY OF CALIFORNIA



                                   By:/s/ James Kirkland
                                   Name: James Kirkland
                                   Title: Assistant Vice President